UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 22, 2009
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Forbearance Agreement

On February 25, 2009, the Registrant entered into a forbearance agreement, as amended, with Christopher C. Dewey, as previously reported on our Current Reports on Form 8-K, as filed with the SEC on March 2, 2009 and May 6, 2009 and in our Quarterly Report on Form 10-Q, as filed with the SEC on May 15, 2009.  On May 29, 2009 we entered into Amendment No. 3 to the forbearance agreement which provides that Mr. Dewey has agreed not to exercise any of his rights under his non-convertible promissory note until June 1, 2010 and which reduces the interest rate of such note from 10% to 7% per annum.

Christopher Dewey is a member of the Company’s board of directors.

Item 1.02                      Termination of a Material Definitive Agreement.

                To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference into Item 8.01 of this Current Report is hereby incorporated by reference into this Item 1.02.

Item 8.01                      Other Events.

                Effective May 22, 2009, that certain Securities Purchase Agreement, by and between Fund.com, Inc. (the “Investor”) and Registrant, dated as of April 8, 2009, as amended by that certain First Amendment to Securities Purchase Agreement, dated May 5, 2009, and that certain Second Amendment to Securities Purchase Agreement, dated May 14, 2009 (as amended, the “Purchase Agreement”) terminated.

Section 3.1(b) of the Purchase Agreement provided that if the transaction contemplated by the Purchase Agreement had not closed on or before May 22, 2009, then the Purchase Agreement would immediately terminate, without any further actions of the parties and without any further liability or obligation by either party to the other.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

Date: May 29, 2009	By:	/s/ MARK GOLDWASSER
Mark Goldwasser
Chief Executive Officer